SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 4, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Voluntary Disclosure of Other Events

On October 4, 2004, Moody's Investors Service (Moody's) announced that it has changed the rating outlook of ONEOK, Inc. (OKE) to stable from negative. Following this change by Moody's, OKE's rating is "Baa1 (stable outlook)".

Moody's stated, " The improved outlook reflects: 1) a sustained improvement in OKE's financial leverage; 2) the expectation that the company will retain good financial flexibility from its free cash flow position; and 3) management's demonstrated commitment to improving the company's credit profile while navigating its ongoing evolution."

According to Moody's, "The stable outlook is based on our understanding of the near-term financial prospects of the company, its existing asset base, and management's continuing commitment to maintaining its debt ratings at at least current levels. Over the medium term, the outlook expects a permanent addition of $400 million of equity from the mandatory conversion of equity units in 2006. The range of credit metrics incorporated in our expectations include retained cash flow-to-debt (adjusted for leases and equity units) sustained no lower than in the high teens, adjusted debt-to-capital below 50%, and dividend payouts at around 40%. Our ratings and outlook for OKE could change should circumstances depart significantly from the foregoing."

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	October 6, 2004	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)

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